UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 19, 2014

MYLAN INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-9114	25-1211621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Mylan Boulevard Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

New Senior Revolving Credit Agreement

On December 19, 2014, Mylan Inc. (the “Company”) entered into a revolving credit agreement (the “New Senior Revolving Credit Agreement”) among the Company, certain lenders and issuing banks and Bank of America, N.A. as the Administrative Agent (in such capacity, the “Revolving Administrative Agent”). The New Senior Revolving Credit Agreement contains a revolving credit facility (the “New Senior Revolving Facility”) under which the Company may obtain extensions of credit, subject to the satisfaction of customary conditions, in U.S. dollars or alternative currencies including Euro, Sterling, Yen, and any other currency that is approved by the Revolving Administrative Agent and each lender under the New Senior Revolving Facility. The New Senior Revolving Facility includes a $150,000,000 subfacility for the issuance of letters of credit and a $125,000,000 sublimit for swingline borrowings. The swingline borrowings will be made available in U.S. dollars only. The Company may seek additional commitments under the New Senior Revolving Facility from lenders or other financial institutions designated by the Company up to an aggregate amount such that the Company would be in compliance with the financial covenant described below, after giving effect to such increase in the commitments and the application of proceeds therefrom. In determining pro forma compliance with the financial covenant described below, any indebtedness that is proposed to be incurred will be added to the Company’s consolidated total indebtedness, and if such indebtedness is incurred in connection with an acquisition, the consolidated EBITDA of the acquired business for the trailing four quarters will be added to (or, if negative, subtracted from) the Company’s consolidated EBITDA for the same period.

Proceeds from the New Senior Revolving Facility will be used for working capital, capital expenditures and other lawful corporate purposes, including, without limitation, to repay outstanding obligations under the Credit Agreement dated as of June 27, 2013 (the “Existing Credit Agreement”) among the Company, certain lenders and Bank of America, N.A., as administrative agent. The New Senior Revolving Facility is guaranteed by each subsidiary of the Company that guarantees (or is otherwise a co-obligor of) third party indebtedness in excess of $350,000,000 of the Company. As of December 19, 2014, no subsidiary of the Company is required to provide a guarantee of the New Senior Revolving Facility, but will automatically do so upon the occurrence of the above. The New Senior Revolving Facility is unsecured.

The New Senior Revolving Facility will bear interest at LIBOR (determined in accordance with the New Senior Revolving Credit Agreement) plus 1.325% per annum, if the Company chooses to make LIBOR borrowings, or at a base rate (determined in accordance with the New Senior Revolving Credit Agreement) plus 0.325% per annum. The New Senior Revolving Facility has a facility fee, which currently accrues at 0.175% on the daily amount of the aggregate revolving commitments of the lenders. The applicable margins over LIBOR and the base rate for the revolver can fluctuate based on the long term unsecured senior, non-credit enhanced debt rating of the Company by Standard & Poor’s Ratings Group and Moody’s Investors Service Inc.

After the closing of the transactions contemplated by the Amended and Restated Business Transfer Agreement and Plan of Merger, dated as of November 4, 2014, among the Company, New Moon B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“New Mylan”), Moon of PA Inc., a Pennsylvania corporation, and Abbott Laboratories, an Illinois corporation (the “Transaction Agreement”), the applicable margins over LIBOR and the base rate for the revolver will be based on the non-credit-enhanced, senior unsecured long-term debt rating of New Mylan provided that (i) New Mylan is a borrower or a guarantor under the New Senior Revolving Credit Agreement and (ii) a debt rating for New Mylan is available. Upon completion of the transactions contemplated by the Transaction Agreement, New Mylan will become a guarantor under the New Senior Revolving Credit Agreement and the Company will have the option to designate New Mylan as a co-borrower or a successor borrower under the New Senior Revolving Credit Agreement upon the satisfaction of certain conditions set forth therein.

The New Senior Revolving Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other material events, maintenance of corporate existence and rights, business, property, and insurance and compliance with laws, as well as customary negative covenants for facilities of this type, including, among others, limitations on the incurrence of subsidiary indebtedness, liens, mergers and certain other fundamental changes, investments and loans, acquisitions, transactions with affiliates, payments of dividends and other restricted payments and changes in the Company’s line of business. The New Senior Revolving Credit Agreement contains a financial covenant requiring maintenance of a maximum ratio of 3.75 to 1.00 for consolidated total indebtedness as of the end of any quarter to consolidated EBITDA for the trailing four quarters. This financial covenant will first be tested at the quarter ending December 31, 2014. Following certain qualifying acquisitions, at the Company’s election, the maximum ratio in the financial covenant will be increased to 4.25 to 1.00 for the three full quarters following such qualifying acquisition.

The New Senior Revolving Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a “change in control”, bankruptcy and related events, material judgments, certain events related to pension plans and the invalidity or revocation of any loan document or any guarantee agreement of the Company or any subsidiary that becomes a guarantor as described above. If an event of default occurs under the New Senior Revolving Credit Agreement, the lenders may, among other things, terminate their commitments and declare immediately payable all borrowings.

Amounts drawn on the New Senior Revolving Facility become due and payable on December 19, 2019. Amounts drawn on the New Senior Revolving Facility may be voluntarily prepaid without penalty or premium, other than customary breakage costs related to prepayments of LIBOR borrowings.

New Senior Term Credit Agreement

On December 19, 2014, the Company entered into a term loan credit agreement (the “New Senior Term Credit Agreement”) among the Company, certain lenders and Bank of America, N.A., as administrative agent (in such capacity, the “Term Administrative Agent”) pursuant to which the Company borrowed $800,000,000 in term loans denominated in U.S. dollars (the “Term Loans”). The proceeds of the Term Loans will be used for working capital expenditures and other lawful corporate purposes. As disclosed under Item 1.02 of this Current Report on Form 8-K, on December 19, 2014, proceeds of the Term Loans were used to repay outstanding obligations under, and thereby terminate, the Existing Credit Agreement. The termination of the Existing Credit Agreement was concurrent with, and contingent upon, the effectiveness of the New Senior Term Credit Agreement. The New Senior Term Credit Agreement is guaranteed by each subsidiary of the Company that guarantees (or is otherwise a co-obligor of) third party indebtedness in excess of $350,000,000 of the Company. As of December 19, 2014, no subsidiary of the Company is required to provide a guarantee of the Term Loans, but will automatically do so upon the occurrence of the above. The Term Loans are unsecured.

The Term Loans currently bear interest at LIBOR (determined in accordance with the New Senior Term Credit Agreement) plus 1.375% per annum, if the Company chooses to make LIBOR borrowings, or at a base rate (determined in accordance with the New Senior Term Credit Agreement) plus 0.375% per annum. The applicable margins over LIBOR and the base rate for the Term Loans can fluctuate based on the long term unsecured senior, non-credit enhanced debt rating of the Company by Standard & Poor’s Ratings Group and Moody’s Investors Service Inc. After the closing of the transactions contemplated by the Transaction Agreement, the applicable margins over LIBOR and the base rate for the Term Loans will be based on the non-credit-enhanced, senior unsecured long-term debt rating of New Mylan, provided that (i) New Mylan is a borrower or a guarantor under the New Senior Term Credit Agreement and (ii) a debt rating for New Mylan is available. Upon completion of the transactions contemplated by the Transaction Agreement, New Mylan will become a guarantor under the New Senior Term Credit Agreement and the Company will have the option to designate New Mylan as a co-borrower or a successor borrower under the New Senior Term Credit Agreement upon satisfaction of certain conditions set forth therein.

The New Senior Term Credit Agreement contains customary affirmative covenants for facilities of this type, including, among others, covenants pertaining to the delivery of financial statements, notices of default and certain other material events, maintenance of corporate existence and rights, business, property, and insurance and compliance with laws, as well as customary negative covenants for facilities of this type, including, among others, limitations on the incurrence of subsidiary indebtedness, liens, mergers and certain other fundamental changes, investments and loans, acquisitions, transactions with affiliates, payments of dividends and other restricted payments and changes in the Company’s line of business. The New Senior Term Credit Agreement contains a financial covenant requiring maintenance of a maximum ratio of 3.75 to 1.00 for consolidated total indebtedness as of the end of any quarter to consolidated EBITDA for the trailing four quarters. This financial covenant will first be tested at the quarter ending December 31, 2014. Following certain qualifying acquisitions, at the Company’s election, the maximum ratio in the financial covenant will be increased to 4.25 to 1.00 for the three full quarters following such qualifying acquisition.

The New Senior Term Credit Agreement contains default provisions customary for facilities of this type, which are subject to customary grace periods and materiality thresholds, including, among others, defaults related to payment failures, failure to comply with covenants, material misrepresentations, defaults under other material indebtedness, the occurrence of a “change in control”, bankruptcy and related events, material judgments, certain events related to pension plans and the invalidity or revocation of any loan document or any guarantee agreement of the Company or any subsidiary that becomes a guarantor as described above. If an event of default occurs under the New Senior Term Credit Agreement, the lenders may, among other things, terminate their commitments and declare immediately payable all borrowings.

The Term Loans mature on December 19, 2017 and have no required amortization payments. The entire principal amount on the Term Loans will be due and payable on December 19, 2017. The Term Loans may be voluntarily prepaid without penalty or premium, other than customary breakage costs related to prepayments of LIBOR borrowings.

Item 1.02. Termination of a Material Definitive Agreement.

On December 19, 2014, in connection with its entry into the New Senior Term Credit Agreement and the New Senior Revolving Credit Agreement as disclosed in Item 1.01 of this Current Report on Form 8-K, the Company terminated the Existing Credit Agreement. There were no material early termination penalties incurred as a result of the termination of the Existing Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN INC.

Date: December 29, 2014	By:	/s/ John D. Sheehan
John D. Sheehan
Executive Vice President & Chief Financial Officer